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                                                                     EXHIBIT 3.3


                                    FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                        OF AMERICAN FINANCE GROUP, INC.


     American Finance Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

          (1) The name of the Corporation is American Finance Group, Inc. The Corporation was originally incorporated under the name American Finance Group, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on February 9, 1995.

          (2) This Amended and Restated Certificate of Incorporation (this "Restated Certificate") was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.

          (3) This Restated Certificate restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

          (4) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

          FIRST:  The name of the Corporation is American Finance Group, Inc.
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(the "Corporation").

          SECOND:  The address of the registered office of the Corporation in
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the State of Delaware is at 1209 Orange Street, in the City of Wilmington,
County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.
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          THIRD:  The purpose of the Corporation is to engage in any lawful act
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or activity for which a corporation may be organized under the General
Corporation Law of the State of Delaware (the "GCL").

          FOURTH:  (a)  Authorized Capital Stock.  The total number of shares of
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stock which the Corporation shall have authority to issue is 35,000,000 shares of capital stock, consisting of 30,000,000 shares of common stock, par value $
0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). Effective upon the filing of this Restated Certificate, each issued and outstanding share of Common Stock of the Corporation shall be subdivided into 4,200 shares of Common Stock.

               (b) Preferred Stock. The Board of Directors of the Corporation
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(the "Board of Directors") is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series.

          FIFTH:  The following provisions are inserted for the management of
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the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               (b) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

               (c) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualifica tion or removal from office.

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               (d) Subject to the terms of any one or more classes or series of
Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors.

               (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, however, to the provisions of the GCL, this Restated Certificate and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the
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stockholders shall invalidate any prior act of the directors that would have been valid if such By-Laws had not been adopted.

          SIXTH:  No director shall be personally liable to the Corporation or
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any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          SEVENTH:  The Corporation shall indemnify its directors and officers
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to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for
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proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

          The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right that any person may have or hereafter acquire under this Restated Certificate, the By-Laws of the Corpora tion, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          EIGHTH:  Meetings of stockholders may be held within or without the
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State of Delaware, as the By-Laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          NINTH:  Following the consummation of an initial public offering of
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Common Stock or any transaction or event as a result of which any Common Stock is listed on a national securities exchange or registered under Section 12 of the Securities Exchange Act of 1934, as amended, the ability of the stockholders to consent in writing pursuant to Section 228 of the GCL to the taking of any action with respect to any of the following is hereby specifically denied: (i) any consolidation or merger of the Corporation with or into any person, or of any person with or into the Corporation, requiring the approval of stockholders of the Corporation, (ii) any sale, lease, exchange or other disposition by the Corporation or any subsidiary of the Corporation of all or substantially all of the assets of the Corporation requiring the approval of stockholders of the Corporation, (iii) any dissolution, liquidation or winding up of the Corporation requiring the approval of stockholders of the Corporation, (iv) any election of directors pursuant to Section 211(b) of the GCL and (v) any amendment, alteration, change or repeal of this Article NINTH.

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          TENTH:  Except as otherwise required by law, special meetings of
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stockholders of the Corporation may be called only by the Board of Directors or by the holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote in the election of directors.

          ELEVENTH:  In furtherance and not in limitation of the powers
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conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-Laws of the Corporation. The affirmative vote of at least eighty percent (80%) of the entire Board of Directors shall be required to adopt, amend, alter or repeal the By-Laws of the Corporation. The By-Laws of the Corporation also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority in voting power of the shares of capital stock of the Corporation entitled to vote in an election of directors.

          TWELFTH:  The Corporation reserves the right to amend, alter, change
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or repeal any provision contained in this Restated Certificate in the manner now or hereafter prescribed in this Restated Certificate, the By-Laws of the Corporation or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate to be executed on its behalf this ___ day of _____ 1998.

                         American Finance Group, Inc.



                         By:________________________
                         Name: Donald R. Dugan, Jr.
                         Title: President and Chief Executive Officer

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